                                                                      EXHIBIT 15

November 12, 2001

Bank of America, N.A.
as Trustee of Williams Coal Seam Gas Royalty Trust

We are aware of the incorporation by reference in the Registration Statement (Form S-3 No. 333-70394) of the Williams Coal Seam Gas Royalty Trust for the registration of 3,568,791 trust units of beneficial interest, of our report dated November 12, 2001 relating to the unaudited condensed interim financial statements of the Williams Coal Seam Gas Royalty Trust that are included in its Form 10-Q for the quarter ended September 30, 2001.

                                                    Very truly yours,


                                                    /s/ Ernst & Young LLP